UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2011

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 Paseo Padre Parkway Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of his transition to a new role as a consultant to WaferGen Bio-systems, Inc. (the “Company”), Alnoor Shivji resigned as Chief Executive Officer and President on October 19, 2011.  Mr. Shivji will continue in his role as the Company’s Chairman of the Board of Directors (the “Board”).

The Board also approved, effective October 19, 2011, the formation of an Office of the President, consisting of Mona Chadha, Chief Operating Officer, Executive Vice President, Marketing and Business Development and Secretary, and Donald Huffman, Chief Financial Officer, to perform the duties of the principal executive officer of the Company, effective upon Mr. Shivji’s transition on October 19, 2011 to his new role as a consultant, until a permanent replacement Chief Executive Officer is appointed.  Mr. Huffman and Ms. Chadha will continue to perform the individual duties and responsibilities associated with their current positions while handling the additional duties and responsibilities of the Office of the President.  Biographical information regarding Mr. Huffman and Ms. Chadha is available in the Company’s Form 10-K/A for the fiscal year ended December 31, 2010.

The Company entered into a consulting agreement with Mr. Shivji on October 19, 2011, pursuant to which Mr. Shivji will provide transition and other advisory services.  The Company also entered into a separation from employment agreement on October 19, 2011, pursuant to which the Company will pay Mr. Shivji severance in the amount of $262,500, less applicable withholdings, payable in the form of salary continuation over twelve months in accordance with the Company’s regular payroll practices.  All stock options granted to Mr. Shivji pursuant to the Company’s stock incentive plans have vested in connection with his termination of employment, and Mr. Shivji will have eighteen months to exercise such stock options pursuant to the terms of his separation agreement.  In addition, if bonuses are paid under the Company’s 2011 executive incentive plan to the Company's executive officers, then Mr. Shivji shall be eligible to receive a pro-rata amount of the bonus that he would have received had he remained employed with the Company.

The Company also entered into a consulting agreement with Steve Lombardi on October 19, 2011, pursuant to which Mr. Lombardi will assist the Office of the President with strategic and other Company objectives.  The consulting agreement provides that if the Board approves the appointment of Mr. Lombardi as the Company’s Chief Executive Officer, and if Mr. Lombardi accepts such appointment, on or before December 31, 2011, Mr. Lombardi will be entitled to receive, in addition to any other payments due under the consulting agreement, either $250,000 in cash or 1,000,000 shares of the Company’s common stock.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A Second Amendment to Bylaws of the Company was adopted by the Board and effective on October 19, 2011.  The Second Amendment to Bylaws added a new sentence to the end of Section 8.8 providing for the delegation of some or all of the powers and duties of the President of the Company to the Office of the President.  The full text of the Second Amendment to Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description
3.1	Second Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: October 19, 2011	By:	/s/ Don Huffman
Don Huffman
Chief Financial Officer and Office of the President